EXHIBIT (D)(15)












                         FORM OF STOCKHOLDERS' AGREEMENT


                                      among


                               LF ACQUISITION LLC


                                       and


                          THE STOCKHOLDERS NAMED HEREIN




                         ------------------------------

                              Dated as of [ ], 2001
                         ------------------------------




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                                TABLE OF CONTENTS

                                                                            PAGE


1.   Restrictions on Transfer of Shares......................................1

2.   Right of Participation with Respect to Partial Sale of the Shares.......2
     2.1   Proposed Voluntary Transfer of the Shares.........................2
     2.2   Sale to Third Party Offeror.......................................4
     2.3   Intentionally Omitted.............................................5
     2.4   Involuntary Transfers.............................................5

3.   Third Party Offer for All Outstanding Shares............................8
     3.1   Right to Solicit..................................................8
     3.2   Conditions........................................................9
     3.3   Take Along Election Notice.......................................10

4.   Intentionally Omitted..................................................11

5.   Intentionally Omitted..................................................11

6.   After-Acquired Shares; Pre-Emptive Rights..............................11

7.   Stock Certificate Legend; Recording of Transfer........................13

8.   All Transfers in Compliance with Law and Subject to this Agreement.....13

9.   Notice of Proposed Transfer............................................14

10.  Specific Performance...................................................14

11.  Financial Information..................................................14

12.  Confidentiality........................................................15

13.  Observer Rights........................................................16

14.  Management Fees........................................................16

15.  Equal Treatment........................................................16

16.  Definitions  16

17.  Miscellaneous18
     17.1     Intentionally Omitted.........................................18
     17.2     Notices.......................................................18
     17.3     Severability..................................................19
     17.4     Entire Agreement; Amendment...................................19
     17.5     Waiver........................................................19
     17.6     Term of Agreement.............................................19
     17.7     Variations in Pronouns........................................20
     17.8     Governing Law.................................................20
     17.9     Further Assurances............................................20
     17.10    Successors and Assigns........................................20
     17.11    Counterparts..................................................20


                                       i
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EXHIBIT A         Stockholders and Shares
EXHIBIT B         Addresses for Notice














                                       ii
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                             STOCKHOLDERS' AGREEMENT
                             -----------------------


                  STOCKHOLDERS' AGREEMENT, dated as of April __, 2001, among LF ACQUISITION CO., a Delaware limited liability company (the "Company"), and the Stockholders named in Exhibit A hereto and all transferees of the Shares (as defined below) (each, a "Shareholder" and collectively, the "Shareholders").

                  WHEREAS, the Shareholders own 3,719,373 of the issued and outstanding shares of Common Shares, of the Company (the "Shares");

                  WHEREAS, pursuant to an Amended and Restated Agreement and Plan of Merger (as amended, the "Merger Agreement"), dated as of April ___, 2001, among Three Cities Fund II, L.P. ("TCF II"), Three Cities Offshore II C.V. ("TCO," and, together with TCF II, "Buyers"), the Company, LF Merger Co., a wholly-owned subsidiary of the Company ("Merger Sub"), and The Leslie Fay Company, Inc. ("Target"), Target has been merged with and into Merger Sub, which has been renamed "The Leslie Fay Company, Inc.";

                  WHEREAS, to avoid possible dissension among the Shareholders, the parties hereto wish to restrict the transfer of the Shares and to provide for participation rights and for certain other rights under certain conditions.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  Certain capitalized terms used herein are defined in Section 11 hereof.

                  1. Restrictions On Transfer of Shares. No Shareholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of


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                                                                               2


(whether by operation of law or otherwise) (collectively, "transfer") any Shares or any right, title or interest therein or thereto, except in accordance with the provisions of this Agreement. Any attempt to transfer any Shares or any rights hereunder in violation of the preceding sentences shall be null and void AB INITIO. Notwithstanding anything herein to the contrary, the Shareholders shall be permitted to transfer Shares, provided that any such transferred Shares (and their transferees) shall be and remain subject to this Agreement.

                  2. Right of Participation With Respect to Partial Sale of the Shares.

                           2.1      Proposed Voluntary Transfer of the Shares.

                                    2.1.1    Tag Along Right. If any Shareholder
shall receive a bona fide offer from a third party (other than an offer described in Section 3.1) (the "Third Party Offeror") to buy (a "Third Party Offer") any or all of such Shareholder's Shares (the "Offered Shares"), and such Shareholder desires to accept the Third Party Offer, such Shareholder (the "Selling Shareholder") shall make an offer to allow the other Shareholders (the "Rightholders") to participate in any sale of the Offered Shares (the "Tag Along Right") to the Third Party Offeror, in accordance with the procedures set forth below. Such Tag Along Right shall be upon the same terms and conditions as the Third Party Offer.

                                    2.1.2    Tag Along Notice. The Selling
Shareholder shall send written notice of the Tag Along Right (the "Tag Along Notice") to the Rightholders, which shall state the number of Offered Shares, and the proposed purchase price per Share. The Tag Along Notice shall also state the material terms and conditions of the Third Party Offer and the name and address of the Third Party Offeror, and shall include

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                                                                               3


a copy of all writings between the Third Party Offeror and the Selling Shareholder necessary to establish the terms of the Third Party Offer.

                                    2.1.3    Conditions to Delivery of Tag Along
Notice. The Tag Along Notice shall not be effective unless all of the following conditions are met:

                                             (i) The Third Party Offeror shall
         have delivered to the Selling Shareholder a letter, signed by the Third Party Offeror, confirming its offer to effect the proposed transaction on the terms stated in the Third Party Offer;

                                             (ii) The Third Party Offer shall
         not be subject to any conditions, except that it may be conditioned upon the truth as of the closing of the proposed purchase of customary representations and warranties, the delivery of a customary legal opinion, may require customary indemnities and allow for an escrow of a portion of the purchase price;

                                             (iii) The Third Party Offer shall
         propose, with respect to Shareholders who may exercise their Tag Along Rights, that such Shareholders' liability for breach of any representations and warranties made to the Third Party Offerer shall be limited to the net proceeds received by such Shareholders from the sale of their Shares;

                                             (iv) The Third Party Offer shall
         propose a price ("Third Party Offer Price") payable in cash, securities or other property; and

                                             (v) The Third Party Offeror shall
         have furnished reasonably satisfactory evidence as to such Third Party Offeror's financial ability to consummate the proposed purchase.
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                                                                               4


                                    2.1.4    Rights of the Rightholders.  The
Rightholders shall have the right:

                                             (i) to sell, upon the terms set
         forth in the Third Party Offer, that amount of Shares held by each Rightholder determined by multiplying the total amount of such Shares included in the Offered Shares by a fraction (the "Applicable Shares Fraction"), the numerator of which shall be the total amount of Shares held by such Rightholder and the denominator of which shall be the total amount of Shares outstanding;

                                             (ii) to reject the Tag Along Right.

                                    2.1.5    Exercise of Rights by Rightholder.
The rights of a Rightholder under Section 2.1.4 shall be exercisable by written notice ("Tag Along Election Notice") delivered to the Selling Shareholder with a copy to the Company and the other Shareholders given within thirty (30) days after receipt of the Tag Along Notice described in Section 2.1.2 (the "Tag Along Notice Period"). If any Rightholder shall fail to deliver a Tag Along Election Notice within the Tag Along Notice Period to the Selling Shareholder, such failure shall be regarded as a rejection of the Tag Along Right.

                           2.2     Sale to Third Party Offeror. The Selling
Shareholder, and all Rightholders who accept the Tag Along Right after giving effect to Section 2.1.4(i), may sell such portions of their Shares that can be sold under Section 2.1.4(i) to the Third Party Offeror on the terms and conditions of the Third Party Offer; provided, however, that such sale is bona fide and made within sixty (60) days of the expiration of the Tag Along Notice Period. If such sale is not consummated within such 60-day period, the restrictions provided for herein shall again become effective, and no transfer of such

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                                                                               5


Offered Shares may be made thereafter without again offering the same to the other Shareholders in accordance with this Agreement.

                           2.3     Intentionally Omitted.

                           2.4     Involuntary Transfers. If an Involuntary
Transfer of any Shares owned by any of the Shareholders shall occur, the other Shareholders shall have a right of first refusal (the "Right of First Refusal") with respect to such Involuntary Transfer (the "Transferred Shares") as set forth below.

                                   2.4.1     Rights of First Refusal Upon
Involuntary Transfer. The other Shareholders shall have the right, but not the obligation, to purchase all (but not less than all) of the Transferred Shares at a purchase price agreed between the transferee of such Transferred Shares (the "Involuntary Transferee") and the purchasing Shareholders, failing which agreement it shall be the Fair Market Value thereof, as defined in Section 2.4.4, PROVIDED that the other Shareholders shall have the right to purchase Transferred Shares in proportion to their relative Applicable Shares Fractions. To the extent that any Shareholder does not fully subscribe for the number or amount of Transferred Shares it is entitled to purchase, each other participating Shareholder shall have the right to elect to purchase the Transferred Shares not purchased by such Shareholder. The number of Transferred Shares available for purchase by such electing Shareholders shall be in proportion to their relative Applicable Shares Fractions.

                                   2.4.2     Involuntary Transfer Notice. The
Shareholder who suffered or will suffer the Involuntary Transfer (the "Involuntary Transferor") shall send written notice of the Right of First Refusal (the "Involuntary Transfer Notice") to the


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                                                                               6


other Shareholders, which shall state the number of Transferred Shares subject to the Involuntary Transfer.

                                   2.4.3     Exercise of Right of First Refusal.
The rights of the other Shareholders under Section 2.4.1 shall be exercisable by written notice to the Involuntary Transferee ("Purchase Right Election Notice") with a copy to the Company and the other Shareholders given within thirty (30) days after receipt of the Involuntary Transfer Notice (the "Involuntary Transfer Notice Period"). If any of the other Shareholders shall provide a Purchase Right Election Notice to the Involuntary Transferee within the Involuntary Transfer Notice Period, such failure shall be regarded as a rejection of the Right of First Refusal by that Shareholder.

                                   2.4.4     Fair Market Value. For purposes of
this Agreement, the term "Fair Market Value" per share shall mean the price determined prior to or simultaneously with the Board's approval of the audit for the previous fiscal year by dividing the Equity Value (as defined below) by the total number of Shares outstanding on a fully diluted basis (other than convertible preferred stock). If the Fair Market Value as calculated is less than zero, it will be deemed to be zero for purposes of this Agreement. For purposes of this Agreement, the term "Equity Value" shall be calculated for the Company and its consolidated subsidiaries as 5.0 times EBITA for the preceding fiscal year, plus cash, less the average of (i) total debt (including capitalized leases) plus (ii) the value of outstanding preferred stock, in each case at the end of the Company's preceding fiscal year. The Board shall have the right to adjust the calculation of Equity Value in its sole discretion acting in good faith upon events that have an extraordinary effect on the Company's capital structure (e.g., acquisitions, refinancings, divestitures,

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                                                                               7


etc.), the financial performance of the Company during the then-current fiscal year or the prospects of the Company. For purposes of this Agreement, (i) the term "EBITA" shall mean the Company's earnings before interest, tax and amortization as calculated using GAAP principles on a consolidated basis and
(ii) the value of preferred stock shall mean the price paid for the preferred stock by a preferred stockholder plus al accrued dividends.

                                   2.4.5     Closing. The closing of any
purchase under this Section 2.4 shall be held at the principal office of the Company at 11:00 a.m. local time on the forty-fifth (45th) day after the date on which the Involuntary Transfer Notice Period shall have expired or at such other time and place as the parties to the transaction may agree. At such closing, the Involuntary Transferee shall deliver the stock certificates representing the shares being purchased under this Section 2.4, duly endorsed with a signature guarantee for transfer and accompanied by all requisite transfer taxes, if any, and such Transferred Shares shall be free and clear of any lien (other than that arising hereunder) arising through the action or inaction of the Involuntary Transferee and the Involuntary Transferee shall so represent and warrant, and further represent and warrant that it is the beneficial owner of such Transferred Shares. The Shareholders purchasing such Transferred Shares shall deliver at closing payment in full in immediately available funds for such Transferred Shares. At such closing, both parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                                   2.4.6     General. In the event that the
foregoing provisions of this Section 2.4 shall be held to be unenforceable with respect to any particular Involuntary Transfer, the other Shareholders shall each have a Right of First Refusal with

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                                                                               8


respect to any transfer by an Involuntary Transferee subject to a bona fide offer from a third party for such Transferred Shares, and each Shareholder agrees that any Involuntary Transfer shall be subject to such right, in which case such Right of First Refusal shall be governed by Sections 2.4.1, 2.4.2,
2.4.3 and 2.4.5 hereof, except that: (i) the other Shareholders shall have the right to purchase all (but not less than all) of the Transferred Shares at a purchase price equal to the price offered by such third party and upon the terms and conditions of such third party offer; (ii) the period within which such Right of First Refusal shall be exercised shall run from the date of receipt by the other Shareholders of notice of the proposed sale by the Involuntary Transferee; and (iii) such notice by the Involuntary Transferee and third party offer shall comply with the provisions of Section 2.4.3. The Shareholders agree that the Involuntary Transferee shall be deemed to be a party hereto for purposes of this Section 2.4.6 and shall be bound by the provisions of this
Section 2.4.6 and other related provisions of this Agreement.

                           3.      Third Party Offer for All Outstanding Shares.

                                   3.1       Right to Solicit. Subject to
Sections 3.2 and 3.3, at any time, any Shareholder or group of Shareholders holding the power to vote in the aggregate 50% or more of the issued and outstanding Shares (the "Majority Shareholder") shall have the right to solicit third-party offers for the sale of all of the outstanding Shares and to negotiate the terms and conditions of such sale. If the Majority Shareholder, receives a bona fide offer meeting the requirements of Section 3.2 (a "Qualifying Offer"), such Majority Shareholder shall have the right (the "Take Along Right") to cause all of the other Shareholders to accept any third-party offer received by such Majority Shareholder and shall give notice (the "Take Along Notice") to such other

Shareholders stating that it proposes to effect such transaction and containing the name and address of the offeror, the purchase price under the Qualifying Offer (the "Third Party Price"), the terms and conditions of such offer, and the date by which the proposed transaction is to be consummated.

                                   3.2       Conditions. The Majority
Shareholder shall have the right to exercise the Take Along Right pursuant to this Section 3 if all of the following conditions are met:

                                       (i)   The Qualifying Offer shall:

                                             (1) have been signed by the offeror
         (the "Offeror");

                                             (2) offer to consummate the
         proposed transaction on or before a date ninety (90) days from the date of the Qualifying Offer;

                                             (3) describe fully what conditions,
         representations, warranties, indemnifications and escrows shall be required for the transaction;

                                             (4) state fully the sources of
         financing for the transaction; and

                                             (5) provide for the same
         consideration per share to be received by all Shareholders.

                                       (ii)  The Take Along Notice shall
         attach the Qualifying Offer.

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                                                                              10


                                       (iii) The Offeror shall furnish
         reasonably satisfactory evidence as to its financial ability to consummate the proposed purchase.

                           3.3     Take Along Election Notice. Upon receipt of
the Take Along Notice, each Shareholder shall have the right to make an election, exercisable by written notice (the "Take Along Election Notice") delivered to the Majority Shareholder within twenty (20) days after receipt of the Take Along Notice (the "Take Along Notice Period"), to either (x) accept the Qualifying Offer and sell all of its Shares to the Offeror upon the terms and conditions of the Qualifying Offer or (y) not accept the Qualifying Offer and to purchase, under the terms and conditions set forth in Section 3.3.2, all of the Shares owned by the Shareholders who shall elect to accept the Offer. If any Shareholder shall fail to deliver a Take Along Election Notice within the Take Along Notice Period, such failure shall be deemed an election to accept the Offer.

                                   3.3.1     Sale to Offeror. If all
Shareholders accept or are deemed to have accepted the Qualifying Offer, then all Shareholders shall sell all of their Shares to the Offeror upon the terms and conditions of the Qualifying Offer (or otherwise take all necessary action to cause the Company to consummate the proposed transaction) at a closing to be held at the principal office of the Company at 11:00 a.m. local time on or before the seventieth (70th) day after the date on which the Take Along Notice Period shall have expired (or at such other time and place as the parties to the transaction shall agree).

                                   3.3.2     Sale to Shareholders. If a
Shareholder shall deliver to the Majority Shareholder a Take Along Election Notice during the Take Along Period indicating its election not to accept the Qualifying Offer, such Shareholder shall purchase, and the other Shareholders who accepted the Qualifying Offer shall sell to such Shareholder, all of the Shares of such other Shareholders at a closing to be held at the principal office of the Company at 11:00 a.m. local time on or before the seventieth (70th) day after the date on which the Take Along Notice Period shall have expired (or at such other time and place as the parties to the transaction shall agree) for an amount (the "Buy-Out Purchase Price") equal to not less than 105% of the Third Party Price, which amount shall be paid in full at such closing by such Shareholder. If two or more Shareholders (the "Purchasing Shareholders") deliver to the Offering Shareholder Take Along Election Notices electing not to accept the Qualifying Offer and thereby are required to purchase the Shares owned by the Majority Shareholder and the other Shareholders who accepted the Qualifying Offer (the "Accepting Shareholders"), unless otherwise mutually agreed upon, each such Purchasing Shareholder shall purchase its proportionate interest (based on its Applicable Shares Fraction) of the Shares owned by the Majority Shareholder and the Accepting Shareholders.

                           4.      Intentionally Omitted.

                           5.      Intentionally Omitted.

                           6.      After-acquired Shares; Pre-emptive Rights.

                                   6.1   All of the provisions of this Agreement
shall apply to all of the Shares now owned or which may be issued or transferred hereafter to a Shareholder (and to the extent applicable its Permitted Transferee) in consequence of any additional issuance, purchase, exchange or reclassification of any of the Shares, corporate

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                                                                              12


reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a Shareholder in any other manner.

                                   6.2   If the Company, at any time or from
time to time, shall issue or sell any Shares, or securities convertible into or exchangeable for any Shares, or rights or warrants to acquire any Shares, or other securities of the Company issued together with such Shares or securities convertible into or exchangeable therefor or rights or warrants to acquire such Shares (collectively, "New Securities"), except for such New Securities described below, then, prior to the issuance of such New Securities, the Company shall offer to each Shareholder such amount of New Securities equal to the product of (x) the total amount of such New Securities and (y) a fraction, the numerator of which is the number of Shares then held by such Shareholder and the denominator of which is the total number of Shares then outstanding; provided that if any New Securities are being offered by the Company in units that represent a combination of two or more separate securities then such Shareholder may exercise its rights under this Section 6.2 only by acquiring such units and may not acquire separately any of the individual securities that comprise a unit. To the extent that any Shareholder does not fully subscribe for the number or amount of New Securities it is entitled to purchase, each other participating Shareholder shall have the right to elect to purchase the New Securities not purchased by such Shareholder. The number or amount of New Securities available for purchase by each such electing Shareholder shall be determined by dividing the number of Shares owned by such electing Shareholder by the total number of Shares owned by all of the Shareholders electing to purchase such additional New Securities. Notwithstanding the foregoing, no Shareholder shall have rights to purchase New

Securities under this Section 6(b) which may be issued (1) to employees of the Company pursuant to the exercise of options or pursuant to a stock option plan or other arrangements approved by the Board or (2) as consideration paid in connection with an acquisition of substantially all of the assets, capital stock or partnership interests of another entity conducted on an arm's-length basis. Any New Securities issued to any Shareholder as contemplated by this Section 6.2 shall be free and clear of all liens created by the Company (other than those arising hereunder), and upon issuance thereof to the Shareholders against payment of the consideration payable therefor, such New Securities shall be duly and validly issued, fully paid and nonassessable and shall be subject to the terms of this Agreement.

                           7.      Stock Certificate Legend; Recording of
Transfer. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Shares now held or hereafter acquired by any Shareholder shall, at the option of the Company, for as long as this Agreement is effective, bear a legend as follows:

         The securities represented by this Certificate have not been registered under the Shares Act of 1933, as amended, or applicable state securities laws. The securities may not be offered, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of in the absence of an effective registration statement for the securities under such Act and under any applicable state securities laws, or an opinion of counsel satisfactory to the issuer hereof that such registration is not required as to such sale or offer.

         The transfer and pledge of any of the securities represented by this Certificate is restricted by the terms of the Shareholders' Agreement, dated as of [ ], 2001, among the Company and certain of its shareholders, a copy of which may be inspected at the Company's principal office.

                           8.      All Transfers in Compliance With Law and
Subject to This Agreement. Any transfer of Shares permitted or required by this Agreement must be in

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                                                                              14


compliance with the applicable provisions of this Agreement and with federal and state securities laws, including, without limitation, the Securities Act, and the person to whom any Shares are transferred or issued shall agree to take and hold such Shares subject to this Agreement and to all the obligations, restrictions, terms and conditions of this Agreement.

                           9.      Notice of Proposed Transfer. Prior to any
transfer of any Shares, a Shareholder shall give written notice to the Company and to the other Shareholders of its intention to effect such transfer, describing in reasonable detail the manner of the proposed transfer. No transfer of Shares shall be effective unless and until the transferee shall execute and deliver to the Company an instrument in which such transferee agrees to be bound by this Agreement and to observe and comply with this Agreement and with all obligations and restrictions imposed on the Shareholders hereby.

                          10.      Specific Performance. The parties hereto
intend that each of the parties have the right to seek damages and/or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

                           11.     Financial Information. (a) The Company agrees
to furnish to each Shareholder the following financial statements and other information:

                                   (i) as soon as available and in any event
                           within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, a consolidated statement of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of

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                                                                              15


                           such period, and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such period setting forth in each case in comparative form the corresponding consolidated figures for the respective period during the prior fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries in each case in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments); and

                                   (ii) as soon as available and in any event
                           within 90 days after the end of each fiscal year of the Company, a consolidated statement of income, retained earnings and cash flows for such fiscal year and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year setting forth in each case in comparative form the corresponding consolidated figures for the respective period during the period during the prior fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), and accompanied in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP.

                           12.     Confidentiality.  All materials and
information obtained by any Shareholder pursuant to Section 11 shall be kept confidential and shall not be disclosed to any third party except (a) as has become generally available to the public (other than through disclosure by such Shareholder in contravention of this Agreement), (b) to such Shareholder's directors, officers, trustees, shareholders, partners, employees, agents and professional consultants on a need to know basis, (c) to any other Shareholder,
(d) to any

Person to which such Shareholder offers to sell or transfer any Shares, provided, that the prospective transferee shall agree to be bound by the provisions of this Section 12, (e) in an report, statement, testimony or other submission to any governmental authority having or claiming to have jurisdiction over such Shareholder, or to the National Association of Insurance Commissioners of any similar organization, including self-regulatory organizations (such as securities exchanges), (f) in order to comply with any law, rule, regulation or other applicable to such Shareholder or (g) in connection with any litigation to which any Shareholder is a party or formal or any informal investigative demand issued to such Shareholder in the course of any litigation, investigation or administrative proceeding; provided that, any Shareholder disclosing pursuant subsections (e), (f) or (g) of this Section 12 shall notify the Company promptly of any such disclosure.

                           13.     Observer Rights.  The Company shall provide
Customary Observer Rights to Constable Asset Management, Ltd. ("Constable") for so long as it holds at least 5% of the outstanding Shares.

                           14.     Management Fees.  Without the prior written
consent of Constable, the Company shall not pay management fees to any Stockholder (and/or any Affiliates thereof) in excess of an aggregate of $100,000 per annum, plus expenses.

                           15.     Equal Treatment.  In any merger,
consolidation or other extraordinary transaction involving the Shares (including a redemption thereof), all Shareholders shall receive the same consideration (on a pro rata basis if applicable) unless otherwise agreed to by such Shareholder.

                           16.     Definitions.  The following terms shall have
the meanings set forth below:

                           "Affiliate" of any Shareholder means any Person all
or substantially all of whose ownership interest is beneficially owned, directly or indirectly, by such Shareholder or by Person(s) who own as of the date hereof all or substantially all of the beneficial interest, directly or indirectly, in such Shareholder.

                           "Board" means the Board of Directors of the Company.

                           "Customary Observer Rights" means (i) the right to
receive notice from the Company of and to have one representative invited by the Company to attend all meetings of the Board of Directors in a non-voting advisory capacity, and (ii) the right to have such representative receive copies of all notices, minutes, consents and other materials that the Company provides to its directors at the same time as such materials are provided to the directors, PROVIDED that the Company reserves the right to withhold any information or to exclude any such representative from any meeting or portion thereof if the Board determines in good faith upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and its counsel.

                           "Involuntary Transfer" means any transfer, proceeding
or action by or in which a Shareholder shall be deprived or divested of any right, title or interest in or to any of the Shares, including, without limitation, any seizure under levy of attachment or execution, any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the United States Bankruptcy Code or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property and any transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action.

                           "Person" means any individual, corporation,
partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental body or other entity.

                           "Securities Act" means the Securities Act of 1933, as
amended, and the rules and regulations promulgated thereunder.

                           "Subsidiary" means, with respect to any Person, (i) a
corporation at least a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time directly or indirectly, owned by such Person and (ii) any other Person (other than a corporation) in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

                           17.     Miscellaneous.

                                   17.1      Intentionally Omitted.

                                   17.2      Notices. All notices and other
communication provided for hereunder shall be in writing and shall be delivered personally, sent by telecopier or mailed by overnight courier or by certified or registered mail, return receipt requested, postage prepaid, with a copy to designated counsel. All such notices shall be effective (i) when received, if mailed or delivered, or (ii) when transmitted by telecopier as set forth on Exhibit B hereto. Any party may by notice given in accordance with this Section
12.2 designate another address or person for receipt of notices hereunder.

                                   17.3      Severability. In the event any
provision hereof is held void or unenforceable by any court, then such provisions shall be severable and shall not effect the remaining provisions hereof.

                                   17.4      Entire Agreement; Amendment. This
Agreement is the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements and communications, whether oral or written, among the parties hereto with respect to such subject matter. Any amendment or modification of any Section of this Agreement must be in a writing duly signed by Shareholders who hold the power to vote in the aggregate more than eighty-five percent (85%) of the Shares; provided that any amendment that materially adversely affects the rights of a Shareholder (or confers a right to other Shareholders) in a manner differently from the other Shareholders shall require the consent of such Shareholder.

                                   17.5      Waiver. Any failure by a party
hereto to comply with any obligation, agreement or condition herein may be expressly waived in a writing duly signed by Shareholders who hold the power to vote in the aggregate more than eighty-five percent (85%) of the Shares, but in no case shall the waiver or failure to insist upon, any obligation, agreement or condition operate as a waiver of, or estoppel with respect to, any such subsequent or other failure.

                                   17.6      Term of Agreement. This Agreement
shall become effective upon the execution hereof and shall continue in effect until the earlier to occur of (i) the date on which any shares of Common Stock are first sold pursuant to a registration statement on form S-1 or S-4, or similar registration statements, under the Securities Act and (ii) the tenth
(10th) anniversary of the date of this Agreement.

                                   17.7      Variations in Pronouns. All
pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                                   17.8      Governing Law.  This Agreement
shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

                                   17.9      Further Assurances.  Each of the
parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                                   17.10     Successors and Assigns. This
Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except by operation of law or in compliance with Section 9.

                                   17.11     Counterparts. This Agreement may be
executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed, or have cause to be executed, this Stockholders' Agreement as of the date first written above.

                                    LF ACQUISITION CO.


                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:



                                    THREE CITIES FUND II, L.P.

                                    By:    TCR ASSOCIATES, L.P.,
                                               its general partner


                                           By:
                                              --------------------------------
                                               Name:
                                               Title:  General Partner



                                    THREE CITIES OFFSHORE II C.V.

                                    By:    THREE CITIES ASSOCIATES, N.V.,
                                               its general partner


                                           By:
                                              --------------------------------
                                               Name:   J. William Uhrig
                                               Title:  Managing Director



                                    [CONSTABLE ASSET MANAGEMENT LIMITED]


                                    By:
                                         -------------------------------------
                                         Name:
                                         Title:

                                                                    EXHIBIT A to
                                                         Stockholders' Agreement



                                  SHAREHOLDERS
                                  ------------



          Name                                           Number of Shares of Common
                                                               Stock Held (#)
          Three Cities Fund II, L.P.                               1,215,081
          Three Cities Offshore II C.V.                            2,054,885
          Constable Asset Management, Ltd.                           441,407
          Thomas Weld                                                  4,000
          H. Whitney Wagner                                            4,000
                                                                ------------
          Total                                                    3,719,373

                                                                    EXHIBIT B to
                                                         Stockholders' Agreement



                              ADDRESSES FOR NOTICE
                              --------------------


       (i)        if to the Company, to it at:

                  Three Cities Research, Inc.
                  650 Madison Avenue
                  New York, New York  10022
                  Attention:   Willem F. P. de Vogel
                  Telephone:  (212) 838-9660
                  Facsimile:   (212) 980-1142
                  with a copy to:
                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Attention:  Mark A. Underberg, Esq.
                  Facsimile:  (212) 757-3990

      (ii) if to one of the Buyers, at the address referred to in (i) above for Three Cities Research, Inc., with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, at the address referred to in (i) above.

     (iii)        if to [Constable], to it at:
                  [                                 ]

                  With a copy to:

                  [                                 ]